EXHIBIT 10.15

                       Amendment No. 1
                           to the
      ALZA Corporation Amended and Restated Stock Plan
         (as previously amended through May 6, 1999)


     This Amendment No. 1 (the "Amendment") to the ALZA
Corporation Amended and Restated Stock Plan (the "Plan") hereby amends the Plan as follows:

     1. Effective January 1, 2000, the following is substituted for Section 5(b) of the Plan:

     "(b) Notwithstanding any other provision of this Plan, directors who are not also employees of the Company may receive grants under this Plan only in accordance with this
Section 5(b). Automatically and in connection with the offer of directorship to a person who is not an employee of the Company and has not been an employee of the Company at any time in the immediately preceding 12 months, and subject to that person becoming a director of the Company within the time period set forth in the offer, the person shall be granted a non-statutory option to purchase 12,000 shares of Stock at the fair market value of the Stock on the date of the offer. Such option shall vest in three equal annual increments of 4,000 shares for each increment, beginning on the first anniversary of the date of grant, and shall be exercisable until the date that is ten (10) years after the date of grant. On the first business day of December of each year that a director has served as a non-employee director for at least six months and continues to serve as a non-employee director on such date, such director automatically shall be granted a non-statutory option to purchase 4,000 shares of Stock at the fair market value of the Stock on the date of the grant. Each such option shall vest three years after the date of grant and shall be exercisable until the date that is ten (10) years after the date of grant."

     2. Except as set forth above, the Plan remains in full force and effect as existing immediately prior to this Amendment.

     This Amendment No. 1 to the ALZA Corporation Amended and Restated Stock Plan was approved by the Board of Directors on December 17, 1999.